Exhibit 23-a

BAGELL, JOSEPHS, LEVINE & COMPANY LLC
Suite J, 406 Lippincott Drive, Marlton, NJ 08053
Tel: 856-355-5900; Fax: 856.396-0022

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this registration statement of our report dated March 12, 2009, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/Bagell, Josephs, Levine and Company, LLC
Bagell, Josephs, Levine and Company, LLC
Marlton, NJ

June 23, 2009